                                                                   Exhibit 11.4

                             PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                                               SIX MONTHS ENDED JUNE 30, 1998
                                                                  ------------------------------------------------------
                                                                      NUMBER            PERCENT              EQUIVALENT
                                                                    OF SHARES         OUTSTANDING              SHARES
COMMON STOCK
   From Founders' Stock                                              2,300,000               100.00%           2,300,000
   Stock Options Exercised                                             958,269                87.44%             837,941
   Preferred Stock Converted to Common Stock                        15,310,943               100.00%          15,310,943
   1994 Common Stock Offerings                                      11,242,857               100.00%          11,242,857
   1995 Common Stock Offerings                                       4,323,874               100.00%           4,323,874
   1996 Common Stock Offering                                        6,000,000               100.00%           6,000,000
   Employee Stock Purchase Plan Shares Issued                           90,641                83.82%              75,972
   1997 Warrants Exercised                                              48,300               100.00%              48,300
                                                                  ------------                              ------------
                                                                    40,274,884                                40,139,887

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                           40,139,887

NET LOSS                                                                                                    $(35,502,854)


NET LOSS PER SHARE                                                                                          $      (0.88)
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